Kellogg Company News

                     For release:  April 22, 2004
                     Analyst /Media        John P. Renwick, CFA  (269) 961-6365
                     Contacts:             Simon D. Burton, CFA  (269) 961-6636



              KELLOGG ANNOUNCES OUTSTANDING GROWTH IN FIRST QUARTER


        BATTLE CREEK, Mich. - Kellogg Company (NYSE: K) today reported better-than-expected first-quarter 2004 earnings, which were 34% higher than the year-ago period on the strength of 11% sales growth. The strong start prompted Kellogg earlier this month to raise its earnings expectations for the full year, despite ongoing commodity-cost inflation and the Company's decision to incur increased asset write-offs and up-front costs related to additional cost-reduction projects.

         Reported net earnings for the quarter were $219.8 million, or $0.53 per diluted share, a 34% increase from last year's $163.9 million, or $0.40 per share. This performance was principally attributable to sales growth momentum across the Company, a result of brand-building investment, successful product innovation, and solid execution.

         "This truly was an outstanding quarter in every respect," said Carlos Gutierrez, Kellogg's chairman and chief executive officer. "Our sales growth was exceptional and broad-based. We overcame substantially higher commodity and benefits costs, and we reinvested for the future by boosting our brand building and absorbing expenses related to cost-reduction projects. And through it all, we were able to significantly exceed our original forecasts for earnings and cash flow."

         Reported net sales in the quarter increased by 11% to $2.4 billion. Internal net sales growth, which excludes foreign-currency translation, was 6.5%, the Company's highest internal growth rate in five years.

        Kellogg North America reported net sales growth of 6%, or 5% excluding the impact of foreign currency. The segment's retail cereal sales rose 4% in local currencies, as new products and effective consumer promotions drove category share gains in both the U.S. and Canada. Retail snacks posted local-currenncy sales growth of 6% in North America, led by new products in the U.S. and Canada. The North America Frozen & Alternative Channels businesses collectively posted local-currency sales growth of 4%, driven by gains by the Eggo and Morningstar Farms brands and the foodservice channel.

         Kellogg International reported net sales growth of 24% in the quarter, or 10% in local currencies. In Latin America, sales were up 17% on a local-currency basis, driven by strong growth in both cereal and snacks in Mexico. Europe's local-currency sales growth was 7%, led by cereal and snacks growth in the U.K. Sales in the Asia Pacific region were up 11% in local currencies, with notable gains in Japan and Australia.

         Operating profit was $420 million in the quarter, a 21% increase over the year-ago period. Higher net sales, a favorable product mix, and productivity savings more than offset the impact of increased raw materials prices and a double-digit increase in brand-building investment. Net earnings growth was augmented by the effect of lower interest expense and a modestly reduced effective tax rate.

         Cash flow, defined as cash from operating activities less capital expenditures, was $211 million in the quarter, exceeding the year-earlier quarter by 33 percent.

                         Kellogg Reaffirms 2004 Outlook

         Kellogg reiterated its EPS outlook for 2004. Earlier this month, the Company raised its full-year 2004 earnings-per-share guidance to $2.07-2.11, from a previous range of $2.05-2.09. This revised guidance represents growth of 8-10%, or modestly above the Company's long-term target of high single-digit growth. Underscoring the quality of these expected earnings, Kellogg also announced that this range now includes a higher estimate for up-front costs and write-offs related to capacity rationalizations and cost-reduction initiatives. Whereas these costs and write-offs were previously projected to be $0.05 per share, they are now expected to amount to $0.10-0.12 per share.

         Mr. Gutierrez concluded, "By getting off to such a strong start, we now have a front-loaded earnings forecast for the year, one that should give investors confidence in our ability to post another year of dependable growth. This is particularly gratifying given the enormous cost pressures we face in the form of commodities and benefits costs. Meanwhile, our plans call for continued reinvestment in brand building and cost-savings initiatives, which should allow us to sustain our momentum beyond 2004."

                              About Kellogg Company

         With 2003 sales of nearly $9 billion, Kellogg Company is the world's leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, frozen waffles and meat alternatives. The Company's brands include Kellogg's, Keebler, Pop-Tarts, Eggo, Cheez-It, Nutri-Grain, Rice Krispies, Murray, Austin, Morningstar Farms, Famous Amos, Carr's, Plantation, Ready Crust, and Kashi. Kellogg products are manufactured in 17 countries and marketed in more than 180 countries around the world. For more information, visit Kellogg's web site at http://www.kelloggcompany.com.

                      Forward-Looking Statements Disclosure

         This news release contains forward-looking statements related to business performance, sales, brand building, costs and write-offs, cost savings, operating profit, earnings and growth. Actual performance may differ materially from these statements due to factors related to the substantial amount of indebtedness incurred to finance the Keebler Foods acquisition (which could, among other things, hinder the Company's ability to adjust rapidly, make the Company more vulnerable to a downturn, and place the Company at a competitive disadvantage to less-leveraged companies); competitive conditions and their impact; the effectiveness of advertising, pricing and promotional spending; the success of productivity improvements and business transitions; the success of innovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the availability of and interest rates on short-term financing; commodity and energy prices and labor costs; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses; changes in consumer behavior and preferences; U.S. and foreign economic factors such as interest rates, statutory tax rates, and foreign currency conversions or unavailability; legal and regulatory factors; business disruption or other losses from terrorist acts or political unrest; and other factors.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF EARNINGS
(millions, except per share data)

================================================================================================================
                                                                 Quarter ended              Quarter ended
                                                                   March 27,                  March 29,
(Results are unaudited)                                              2004                       2003
================================================================================================================

Net sales                                                               $2,390.5                   $2,147.5

Cost of goods sold                                                       1,355.5                    1,231.1
Selling and administrative expense                                         614.8                      569.0
                                                               -------------------------------------------------

Operating profit                                                           420.2                      347.4

Interest expense                                                            78.2                       92.0
Other income (expense), net                                                 (1.3)                       0.7
                                                               -------------------------------------------------

Earnings before income taxes                                               340.7                      256.1
Income taxes                                                               120.9                       92.2
                                                               -------------------------------------------------


Net earnings                                                              $219.8                     $163.9
                                                               =================================================

Net earnings per share:
      Basic                                                                 $.54                       $.40
      Diluted                                                               $.53                       $.40

Dividends per share                                                       $.2525                     $.2525
                                                               =================================================

Average shares outstanding:
      Basic                                                                410.8                      407.7
                                                               =================================================
      Diluted                                                              414.4                      409.3
                                                               =================================================

Actual shares outstanding at period end                                    411.0                      406.3
                                                               =================================================

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA
(millions)

================================================================================================
                                                 Quarter ended              Quarter ended
                                                   March 27,                  March 29,
(Results are unaudited)                              2004                     2003 (a)
================================================================================================
Net sales
           North America                                $1,598.3                   $1,509.7
           Europe                                          491.2                      394.5
           Latin America                                   168.3                      144.7
           Asia Pacific (b)                                132.7                       98.6
                                               -------------------------------------------------
           Consolidated                                 $2,390.5                   $2,147.5
                                               =================================================

------------------------------------------------------------------------------------------------

Operating profit
           North America                                  $288.7                     $259.0
           Europe                                           82.4                       58.3
           Latin America                                    46.2                       39.7
           Asia Pacific (b)                                 25.8                       16.9
           Corporate                                       (22.9)                     (26.5)
                                               -------------------------------------------------
           Consolidated                                   $420.2                     $347.4
                                               =================================================

================================================================================================

(a) 2003 results were restated to conform to 2004 operating segment presentation as follows:
    1) U.S. and Canadian results combined into North America, 2) certain
    U.S. export operations reclassified from U.S. to Latin America, and 3) certain SGA expenditures reallocated between Corporate and North America.

(b) Includes Australia and Asia.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

=====================================================================================================================
                                                                             Year-to-date             Year-to-date
                                                                             period ended             period ended
                                                                               March 27,                March 29,
(unaudited)                                                                      2004                     2003
=====================================================================================================================
Operating activities
Net earnings                                                                     $219.8                    $163.9
Adjustments to reconcile net earnings to
operating cash flows:
  Depreciation and amortization                                                    85.5                      85.7
  Deferred income taxes                                                             7.2                      13.4
  Other                                                                            28.4                      28.0
Postretirement benefit plan contributions                                        (110.3)                    (46.8)
Changes in operating assets and liabilities                                        23.0                     (55.9)
---------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                         253.6                     188.3
---------------------------------------------------------------------------------------------------------------------

Investing activities
Additions to properties                                                           (42.2)                    (29.9)
Dispositions of businesses                                                            -                      14.3
Other                                                                               0.4                       1.2
---------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                             (41.8)                    (14.4)
---------------------------------------------------------------------------------------------------------------------

Financing activities
Net issuances (reductions) of notes payable                                       448.1                      10.5
Reductions of long-term debt                                                     (502.1)                        -
Net issuances of common stock                                                      87.7                      14.7
Common stock repurchases                                                          (82.2)                    (62.0)
Cash dividends                                                                   (104.0)                   (102.9)
Other                                                                               0.0                       2.4
---------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                            (152.5)                   (137.3)
---------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                            (4.4)                     (0.4)
---------------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                              54.9                      36.2
Cash and cash equivalents at beginning of period                                  141.2                     100.6
---------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                       $196.1                    $136.8
=====================================================================================================================

=====================================================================================================================
Supplemental Financial Data:

Cash Flow (operating cash flow less property additions)*                         $211.4                    $158.4
=====================================================================================================================

* We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET*

===========================================================================================================================
(millions, except per share data)                                                 March 27,                  December 27,
                                                                                     2004                        2003
                                                                                 (unaudited)                      *
===========================================================================================================================

Current assets
Cash and cash equivalents                                                           $196.1                      $141.2
Accounts receivable, net                                                             873.8                       754.8
Inventories:
    Raw materials and supplies                                                       191.0                       185.3
    Finished goods and materials in process                                          433.7                       464.5
Other current assets                                                                 278.2                       242.1
---------------------------------------------------------------------------------------------------------------------------

Total current assets                                                               1,972.8                     1,787.9
Property, net of accumulated depreciation
  of $3,511.2 and $3,439.3                                                         2,735.8                     2,780.2
Goodwill                                                                           3,098.3                     3,098.4
Other intangibles, net of accumulated amortization
  of $35.8 and $35.1                                                               2,033.7                     2,034.4
Other assets                                                                         464.3                       441.8
---------------------------------------------------------------------------------------------------------------------------

Total assets                                                                     $10,304.9                   $10,142.7
===========================================================================================================================
Current liabilities
Current maturities of long-term debt                                                 $78.7                      $578.1
Notes payable                                                                        769.0                       320.8
Accounts payable                                                                     710.7                       703.8
Accrued advertising and promotion                                                    381.1                       323.1
Other current liabilities                                                            886.2                       840.2
---------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                          2,825.7                     2,766.0

Long-term debt                                                                     4,263.4                     4,265.4
Deferred income taxes                                                              1,063.4                     1,062.8
Pension benefits                                                                     160.0                       165.3
Nonpension postretirement benefits                                                   285.7                       291.0
Other liabilities                                                                    134.7                       149.0

Shareholders' equity
Common stock, $.25 par value                                                         103.8                       103.8
Capital in excess of par value                                                         1.0                        24.5
Retained earnings                                                                  2,363.4                     2,247.7
Treasury stock, at cost                                                             (164.4)                     (203.6)
Accumulated other comprehensive income (loss)                                       (731.8)                     (729.2)
---------------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                         1,572.0                     1,443.2
---------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                       $10,304.9                   $10,142.7
===========================================================================================================================

* Condensed from audited financial statements.